Exhibit 99.1

T3 Defense Inc. Announces Private Placement of up to $20 Million to Accelerate Acquisition Strategy

Two-tranche financing strengthens balance sheet and supports disciplined expansion across defense industrial base

New York, NY/Tel Aviv, Israel – February 25, 2026 – T3 Defense Inc. (NASDAQ: DFNS), formerly Nukkleus Inc., today announced that it has entered into definitive agreements for a committed private investment for up to $20 million from Esousa Group Holdings, LLC, a New York-based family office and an existing shareholder. The financing is intended to accelerate the company’s disciplined roll-up strategy, consolidating and scaling high-value suppliers operating at structurally constrained points within the defense industrial base.

The financing is structured in two tranches, with $10 million funded at closing and a second $10 million tranche committed, subject to an effective registration statement covering the investor’s securities, shareholder approval, compliance with the conditions for continued listing on the Nasdaq and certain specified market conditions relating to trading volumes at the time of closing.

The proceeds from the financing are expected to be used to, among other things, advance acquisitions within the A&D sector, support working capital tied to multi-year program execution, strengthen overall balance sheet flexibility, and enhance operational capacity across portfolio companies.

The investment will be made through the issuance of newly created convertible preferred shares together with warrants. The preferred shares will be convertible into common stock pursuant to a formula-based conversion mechanism. The warrants will be included in the registration statement and shareholder approval process and will be subject to customary exercisability conditions. The investor is subject to a 9.99% ownership limitation.

“This committed $20 million investment from an existing shareholder enhances our ability to execute on our acquisition pipeline and support program-level growth across our portfolio,” said Menny Shalom, CEO of T3 Defense Inc. “As we continue executing our roll-up strategy, this capital enables us to acquire and scale established defense suppliers positioned at critical bottlenecks at the sub-OEM levels, thereby strengthening our portfolio while maintaining alignment with public shareholders.”

Additional details relating to the investment and related matters can be found in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2026.

Dawson James Securities is acting as the Exclusive Placement Agent for the private placement.

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About T3 Defense Inc.

T3 Defense Inc. (NASDAQ: DFNS), formerly Nukkleus Inc., is a federated holding company focused on acquiring and operating mission-critical defense businesses embedded in long-cycle national security programs. The company targets defense businesses operating at constrained, qualification-driven, or execution-critical points across the industrial base where strategic value exists and where qualification, capacity, and execution are decisive. Through disciplined M&A, centralized capital and strategy, and decentralized operating autonomy, T3 Defense seeks to strengthen critical defense capabilities and compound long-term value.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding T3 Defense Inc.’s growth strategy; its ability to expand manufacturing throughput, industrial capacity, and production reliability; anticipated benefits of recent executive appointments; expectations regarding subsidiary coordination and operational scalability; the conversion of backlog into repeatable production output; and the Company’s ability to capitalize on structural constraints within the defense industrial base.

Forward-looking statements are based on current expectations, estimates, and projections and involve known and unknown risks and uncertainties that may cause actual results to differ materially from those expressed or implied in such statements. These risks and uncertainties include, among others, risks related to defense program funding and timing; dependence on government contracts and defense OEM relationships; supply chain constraints; manufacturing execution risks; integration of acquired businesses; availability of capital; and general economic and geopolitical conditions. Readers are encouraged to review the Company’s filings with the Securities and Exchange Commission for a discussion of additional risk factors.

T3 Defense undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.